UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2019

Diplomat Pharmacy, Inc.

(Exact Name of Registrant as Specified in its Charter)

Michigan	001-36677	38-2063100
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

4100 S. Saginaw St.

Flint, Michigan 48507

(Address of Principal Executive Offices)  (Zip Code)

(888) 720-4450

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value per share	DPLO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 9, 2019, Diplomat Pharmacy, Inc., a Michigan corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, UnitedHealth Group Incorporated, a Delaware corporation (“Parent”), and Denali Merger Sub, Inc., a Michigan corporation and a wholly owned subsidiary of Parent (“Sub”). A copy of the Merger Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. The Merger Agreement and the consummation of the transactions contemplated thereby have been unanimously approved by the Company’s board of directors (the “Company Board”).

Offer and Merger. Pursuant to the Merger Agreement, on the terms and subject to the conditions set forth in the Merger Agreement, as promptly as reasonably practicable (and, in any event, no later than January 8, 2020), Sub will commence a tender offer (the “Offer”) to purchase (subject to the Minimum Tender Condition (as defined below)) all of the outstanding shares of common stock, no par value per share, of the Company (“Company Common Stock”), at a price per share of $4.00 (such amount, or any other amount per share paid in the Offer in accordance with the Merger Agreement, the “Offer Price”), net to the seller in cash, without interest, subject to any required tax withholding. The Merger Agreement also provides that, as soon as practicable on the same business day that Sub irrevocably accepts for payment all shares of Company Common Stock that are validly tendered (and not properly withdrawn) pursuant to the Offer and that Sub becomes obligated to purchase pursuant to the Offer (subject to the Minimum Tender Condition (as defined below)), upon the terms and subject to the conditions set forth in the Merger Agreement, Sub will be merged with and into the Company (the “Merger”) pursuant to Section 703a(3) of the Michigan Business Corporation Act (the “MBCA”), with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent. No vote of shareholders of the Company will be required in connection with the Offer or the Merger.

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of Company Common Stock, including each outstanding award of shares of Company Common Stock subject to forfeiture restrictions or other restrictions, issued and outstanding immediately prior to the Effective Time (other than shares owned by the Company or held in the treasury of the Company or shares owned by Parent, Sub or any of their respective wholly owned subsidiaries, in each case, other than those held on behalf of any third party) will automatically be converted into the right to receive the Offer Price in cash, without interest, subject to any required tax withholding. Pursuant to the MBCA, no appraisal or dissenter’s rights will be available to shareholders in connection with the Merger.

The transaction is expected to close in early 2020, subject to the satisfaction of the Minimum Tender Condition, the receipt of specified regulatory approvals and other customary closing conditions.

Treatment of Outstanding Equity Awards. Pursuant to the terms of the Merger Agreement, at the Effective Time all:

•	outstanding Company stock options held by any former or terminated employee of the Company or its subsidiaries (each a “Company Non-Employee Option”) will be cancelled by virtue of the Merger and without any action on the part of the holder thereof, and each holder of any such cancelled Company Non-Employee Option will receive a payment in cash, without interest, of an amount equal to the product of (i) the total number of shares of Company Common Stock subject to such cancelled Company Non-Employee Option, multiplied by (ii) the excess, if any, of the (A) the Offer Price over (B) the exercise price per share subject to such cancelled Company Non-Employee Option, less any applicable withholding taxes, except that any such Company Non-Employee Option with respect to which the exercise price per share of Company Common Stock subject thereto is equal to or greater than the Offer Price will be cancelled for no consideration;

•	outstanding Company stock options that are not Company Non-Employee Options (“Company Employee Options”), whether vested or unvested, will, by virtue of the Merger and without any action on the part of the holder thereof, be converted into an option to purchase a number of shares of common stock, par value $0.01 per share, of Parent (“Parent Common Stock”) equal to the product (rounded down to the nearest whole number) of (i) (A) in the case of a service-based Company Employee Option, the total number of shares of Company Common Stock subject to such Company Employee Option immediately prior to the Effective Time or (B) in the case of a performance-based Company Employee Option, the number of shares of Company Common Stock earned based on actual performance, if the performance period ends on or before the Effective Time, or the number of shares of Company Common Stock remaining subject to the award, if the performance period ends after the Effective Time, and (ii) the quotient obtained by dividing (A) the Offer Price by (B) the volume weighted average of the closing sale prices per share of Parent Common Stock on the New York Stock Exchange on each of the five (5) full consecutive trading days ending on and including the third business day prior to the Effective Time (the “Equity Award Conversion Ratio”), at an exercise price per share (rounded up to the nearest whole cent) equal to (1) the exercise price per share of Company Common Stock of such Company Employee Option immediately prior to the Effective Time divided by (2) the Equity Award Conversion Ratio, in each case, subject to the same terms and conditions, including vesting and exercisability, as applied to the exchanged Company Employee Option, except for performance-based vesting conditions for performance periods ending after the Effective Time, for any terms rendered inoperative as a result of the transactions contemplated by the Merger Agreement or for such other changes that are necessary for the administration of the converted Company Employee Option and not materially detrimental to the holder thereof;

•	outstanding Company restricted stock unit awards (“RSU Awards”) that by their respective terms automatically become fully or partially vested effective immediately prior to or upon the consummation of the transactions contemplated by the Merger Agreement (without the required occurrence of termination of employment or any other event) (the “accelerated RSUs”) will be cancelled, and each holder of any such cancelled RSU Award will be entitled to receive a payment in cash of an amount equal to the product of (i) the Offer Price multiplied by (ii) the number of shares of Company Common Stock subject to such cancelled RSU Award, without interest, less any applicable withholding taxes; and

•	outstanding RSUs (other than any accelerated RSUs) will, by virtue of the Merger and without any action on the part of the holder thereof, be converted into a restricted stock unit award denominated in shares of Parent Common Stock and relating to a number of shares of Parent Common Stock equal to the product of (i) (A) in the case of a service-based RSU, the total number of shares of Company Common Stock subject to such RSU immediately prior to the Effective Time, or (B) in the case of a performance-based RSU, the number of shares of Company Common Stock earned based on actual performance, if the performance period ends on or before the Effective Time, or the number of shares of Company Common Stock remaining subject to the award (less any shares vested at or prior to the Effective Time), if the performance period ends after the Effective Time, multiplied by (ii) the Equity Award Conversion Ratio, with any fractional shares rounded down to the next lower whole number of shares, in each case, subject to the same terms and conditions, including vesting and settlement, as applied to the exchanged RSU, except for performance-based vesting conditions for performance periods ending after the Effective Time, for any terms rendered inoperative as a result of the transactions contemplated by the Merger Agreement or for such other changes that are necessary for the administration of the converted RSU and not materially detrimental to the holder thereof.

Financing. The consummation of the Offer and the Merger are not subject to a financing condition.

Conditions to the Offer. The obligations of Sub to accept for payment and pay for any shares of Company Common Stock validly tendered (and not properly withdrawn) pursuant to the Offer are subject to the satisfaction of conditions specified in the Merger Agreement, including (i) that there shall have been validly tendered and not properly withdrawn in accordance with the terms of the Offer prior to the expiration of the Offer that number of shares of Company Common Stock that, when added to the shares of Company Common Stock (if any) directly or indirectly owned by Parent and its wholly owned subsidiaries, represent at least a majority of the shares of Company Common Stock outstanding at such time (the “Minimum Tender Condition”), (ii) the expiration or termination of any applicable waiting period (or any extensions thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), relating to the purchase of shares of Company Common Stock pursuant to the Offer or the consummation of the Merger, (iii) the accuracy of the Company’s representations and warranties in the Merger Agreement and its compliance with its covenants and obligations in the Merger Agreement, subject to certain exceptions, (iv) the absence of judgments or laws enjoining, restraining, prohibiting, preventing or making illegal the making of the Offer, the consummation of the Offer or the Merger and (v) the receipt of certain consents, authorizations and approvals and the making of certain filings, applications and notices under certain state pharmacy laws.

Representations, Warranties and Covenants; Non-Solicitation. The Merger Agreement contains customary representations, warranties and covenants of the Company, Parent and Sub. These covenants include an obligation of the Company to and to cause its subsidiaries to, for the period between the execution of the Merger Agreement and the Effective Time and subject to certain exceptions, conduct its operations in all material respects in the ordinary course of business and, to the extent consistent with the foregoing, use commercially reasonable efforts to maintain and preserve its assets and business organization intact, keep available the services of key employees and maintain its relationships with governmental entities, partners, customers, suppliers, licensors and others having significant business dealings with the Company and the Company’s subsidiaries. The Company and Parent have also agreed to use reasonable best efforts to cause the conditions to closing to be satisfied as promptly as reasonably practicable, including using reasonable best efforts to obtain approval of the proposed transactions under the HSR Act, subject to certain exceptions. The Merger Agreement also requires the Company and its subsidiaries and affiliates, and its and their respective officers (including members of the Company’s executive committee and management committee), directors, financial advisors, investment bankers and legal counsel to, and requires that the Company use its reasonable best efforts to cause its and their other representatives to, immediately cease any solicitations, discussions or negotiations with respect to any actual or potential Competing Proposal (as such term is defined in the Merger Agreement) and restricts the Company’s ability to initiate, solicit or knowingly encourage, induce or facilitate the submission of, furnish non-public information to, or conduct, continue or participate in any discussions or negotiations with any third party, or cooperate in any way with any third party, with respect to, any Competing Proposal or any inquiries or proposals that would reasonably be expected to lead to a Competing Proposal, subject to certain limited exceptions. The Merger Agreement also contains covenants that require, subject to certain limited exceptions, the Company Board to recommend that the shareholders of the Company accept the Offer and tender their shares of Company Common Stock to Sub in the Offer. However, subject to compliance with certain terms and conditions in the Merger Agreement, (i) in the event the Company Board receives a Superior Proposal (as defined in the Merger Agreement) the Company Board is permitted to change its recommendation to the Company’s shareholders and cause the Company to terminate the Merger Agreement to enter into such Superior Proposal and (ii) the Company Board is permitted to change its recommendation to the Company’s shareholders in response to an Intervening Event (as defined in the Merger Agreement).

Termination; Termination Fees. The Merger Agreement also provides for certain termination rights for both the Company and Parent. Upon termination of the Merger Agreement under certain circumstances, the Company is obligated to pay Parent a termination fee equal to $15,000,000, including if the Merger Agreement is terminated (i) by Parent following a change of recommendation by the Company Board or as a result of the material breach by the Company of its obligations not to initiate, solicit or knowingly encourage, induce or facilitate the submission of any Competing Proposal, (ii) by the Company to enter into a Superior Proposal or (iii) by Parent or the Company under specified circumstances, and, within twelve months following such termination, the Company consummates or enters into a definitive agreement for a business combination transaction of the type described in the Merger Agreement, in each case, as is described in further detail in the Merger Agreement.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Merger Agreement and the above description of the Merger Agreement have been included to provide investors and security holders with information regarding the terms of the Merger Agreement and are not intended to provide any other factual information about the Company, Parent or their respective subsidiaries or affiliates. The representations and warranties contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates, are solely for the benefit of the parties to the Merger Agreement, may be subject to a contractual standard of materiality different from what might be viewed as material to investors and may be subject to limitations agreed upon by the parties to the Merger Agreement, including being qualified by confidential disclosures made by the parties to each other. Such representations and warranties were used for the purpose of allocating risk between the parties to the Merger Agreement, rather than establishing matters of fact, and investors should not rely on the representations and warranties as characterizations of the actual state of facts or condition of the Company, Parent or any of their respective subsidiaries, affiliates or businesses.

Item 5.02.                  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Severance Plan and Griffin Letter Agreement

As previously disclosed, on March 7, 2019, the Company Board approved the Diplomat Pharmacy, Inc. Executive Severance Plan (the “Plan”). The Company’s Chief Executive Officer, Brian Griffin, and its Chief Financial Officer, Dan Davison, each participate in the Plan. The Plan provides certain severance benefits in the event of certain qualifying terminations of employment. In connection with the negotiation and execution of the Merger Agreement, the Company entered into consent letters, to be effective as of the closing of the Merger, with each of the participants in the Plan, including Messrs. Griffin and Davison, by which each participant consented to the exclusion from the monthly severance payment of an amount equal to the participant’s target annual cash bonus for the calendar year in which the qualifying termination occurs.

Mr. Griffin’s consent letter also amends the terms of the letter agreement, dated April 23, 2018, with Mr. Griffin (the “Griffin Letter Agreement”) to remove the accelerated vesting of his equity awards at the 400% equity vesting level included in the Griffin Letter Agreement in connection with certain qualifying terminations of employment. As a result, any accelerated vesting of Mr. Griffin’s equity awards in connection with the Merger or a qualifying termination of employment following the Merger will be determined in accordance with the Merger Agreement, as described above.

The foregoing descriptions of Messrs. Griffin and Davison’s respective consent letters do not purport to be complete and each is qualified in its entirety by reference to the full text of each such consent letter, each of which are filed as Exhibit 10.1 (Griffin) and Exhibit 10.2 (Davison), respectively, to this Current Report on Form 8-K and each is incorporated herein by reference.

Item 8.01.	Other Events.

Tender and Support Agreement. Concurrently with the execution and delivery of the Merger Agreement, Mr. Philip R. Hagerman, along with certain persons and entities affiliated with Mr. Hagerman, who together own beneficially or of record approximately 23% of the outstanding shares of Company Common Stock, entered into a tender and support agreement (the “Tender Agreement”) with Parent and Sub pursuant to which, among other things and subject to the terms and conditions therein, they agreed to tender all of such shares in the Offer. The Tender Agreement automatically terminates upon the termination of the Merger Agreement in accordance with its terms.

The foregoing description of the Tender Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Tender Agreement, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Joint Press Release. On December 9, 2019, the Company and Parent issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is filed as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

Important Additional Information

The tender offer for the outstanding Company Common Stock has not yet commenced. The communication materials referenced above do not constitute an offer to buy or the solicitation of an offer to sell any securities. The solicitation and the offer to buy shares of Company Common Stock will be made only pursuant to an offer to purchase and related materials that Parent and Sub intend to file with the U.S. Securities and Exchange Commission (the “SEC”). If the tender offer is commenced, Parent and Sub will file a Tender Offer Statement on Schedule TO with the SEC, and thereafter the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. The Tender Offer Statement on Schedule TO (including an offer to purchase, a related letter of transmittal and other offer documents) and the Solicitation/Recommendation Statement on Schedule 14D-9 will contain important information that should be considered before any decision is made with respect to the tender offer. BEFORE MAKING ANY INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THESE MATERIALS AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. These materials will be sent free of charge to Company shareholders when available, and may also be obtained by contacting the Company’s Investor Relations Department at 4100 S. Saginaw Street, Flint, Michigan 48507, (888) 720-4450 or tpowers@Diplomat.is or by contacting D.F. King & Co., Inc., the information agent for the tender offer, at (212) 269-5550 for banks and brokers or (866) 829-0135 for all others, or by email at DPLO@dfking.com. In addition, all of these materials (and all other tender offer documents filed with the SEC) will be available at no charge from the SEC through its website at www.sec.gov.

Cautionary Statement Regarding Forward-Looking Statements

Forward-looking statements made herein with respect to the tender offer and related transactions, including, for example, the timing of the completion of the tender offer and the merger or the potential benefits of the tender offer and the merger, reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, the Company’s actual results may differ materially from its expectations or projections.

The following factors, among others, could cause actual plans and results to differ materially from those described in forward-looking statements. Such factors include, but are not limited to, the effect of the announcement of the tender offer and related transactions on the Company’s business relationships, operating results and business generally; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, and the risk that the merger agreement may be terminated in circumstances that require the Company to pay a termination fee; the outcome of any legal proceedings that may be instituted against the Company related to the transactions contemplated by the merger agreement, including the tender offer and the merger; uncertainties as to the number of shareholders of the Company who may tender their stock in the tender offer; the failure to satisfy other conditions to consummation of the tender offer or the merger, including the receipt of regulatory approvals related to the merger (and any conditions, limitations or restrictions placed on these approvals); risks that the tender offer and related transactions disrupt current plans and operations and the potential difficulties in employee retention as a result of the proposed transactions; the effects of local and national economic, credit and capital market conditions on the economy in general, and other risks and uncertainties; and those risks and uncertainties discussed from time to time in the Company’s other reports and other public filings with the SEC.

Additional information concerning these and other factors that may impact the Company’s expectations and projections can be found in its periodic filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2018. The Company’s SEC filings are available publicly on the SEC’s website at www.sec.gov, on the Company’s website http://ir.diplomat.is/investors/default.aspx or upon request via email to tpowers@Diplomat.is. The Company disclaims any obligation or undertaking to update or revise the forward-looking statements contained herein, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

No.	Description
2.1	Agreement and Plan of Merger*
10.1	Consent Letter Agreement with Brian Griffin
10.2	Consent Letter Agreement with Dan Davison
99.1	Tender and Support Agreement
99.2	Joint Press Release, dated December 9, 2019
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*       The Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diplomat Pharmacy, Inc.

	By:	/s/Christina Flint
Christina Flint
Senior Vice President, General Counsel and Secretary

Date: December 9, 2019